                                                                      EXHIBIT 11

                        TELEPHONE AND DATA SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                 YEAR ENDED DECEMBER 31,                                       1993         1992         1991
- ------------------------------------------------------------------------------------------  -----------  -----------  -----------
PRIMARY EARNINGS
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes........  $    33,896  $    38,520  $    21,113
  Dividends on Preferred Shares...........................................................       (2,386)      (2,237)      (1,688)
  Minority income adjustment assuming issuance of a subsidiary's issuable securities......           --         (546)          --
                                                                                            -----------  -----------  -----------
  Net income before Extraordinary Item and Cumulative Effect of Accounting Changes
   applicable to Common...................................................................       31,510       35,737       19,425
  Extraordinary Item......................................................................           --         (769)          --
  Cumulative Effect of Accounting Changes.................................................           --       (6,866)      (5,035)
                                                                                            -----------  -----------  -----------
  Net Income Available to Common..........................................................  $    31,510  $    28,102  $    14,390
                                                                                            -----------  -----------  -----------
                                                                                            -----------  -----------  -----------
PRIMARY SHARES
  Weighted average number of Common and Series A Common Shares Outstanding................       46,995       38,672       32,432
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights.................................................          267          337          328
    Convertible Preferred Shares..........................................................           --           30          276
    Common Shares Issuable................................................................            4            2           --
    Public offering shares................................................................           --           33           --
                                                                                            -----------  -----------  -----------
  Primary Shares..........................................................................       47,266       39,074       33,036
                                                                                            -----------  -----------  -----------
                                                                                            -----------  -----------  -----------
PRIMARY EARNINGS PER COMMON SHARE
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes........  $       .67  $       .91  $       .59
  Extraordinary Item......................................................................           --         (.02)          --
  Cumulative Effect of Accounting Changes.................................................           --         (.17)        (.15)
                                                                                            -----------  -----------  -----------
  Net Income..............................................................................  $       .67  $       .72  $       .44
                                                                                            -----------  -----------  -----------
                                                                                            -----------  -----------  -----------
FULLY DILUTED EARNINGS*
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes........  $    33,896  $    38,520  $    21,113
  Dividends on Preferred Shares...........................................................       (2,386)      (2,054)      (1,688)
  Minority income adjustment assuming issuance of a subsidiary's issuable securities......           --         (546)          --
                                                                                            -----------  -----------  -----------
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes
   applicable to Common...................................................................       31,510       35,920       19,425
  Extraordinary Item......................................................................           --         (769)          --
  Cumulative Effect of Accounting Changes.................................................           --       (6,866)      (5,035)
                                                                                            -----------  -----------  -----------
  Net Income Available to Common..........................................................  $    31,510  $    28,285  $    14,390
                                                                                            -----------  -----------  -----------
                                                                                            -----------  -----------  -----------
FULLY DILUTED SHARES
  Weighted average number of Common and Series A Common Shares Outstanding................       46,995       38,672       32,432
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights.................................................          293          371          365
    Convertible Preferred Shares..........................................................           --          257          276
    Common Shares issuable................................................................            4            2           --
    Public offering shares................................................................           --           33           --
                                                                                            -----------  -----------  -----------
  Fully Diluted Shares....................................................................       47,292       39,335       33,073
                                                                                            -----------  -----------  -----------
                                                                                            -----------  -----------  -----------
FULLY DILUTED EARNINGS PER COMMON SHARE
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes........  $       .67  $       .91  $       .59
  Extraordinary Item......................................................................           --         (.02)          --
  Cumulative Effect of Accounting Changes.................................................           --         (.17)        (.15)
                                                                                            -----------  -----------  -----------
  Net Income..............................................................................  $       .67  $       .72  $       .44
                                                                                            -----------  -----------  -----------
                                                                                            -----------  -----------  -----------

- ----------
* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.